UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported March 31, 2009): April 1, 2009

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Colonial BancGroup, Inc. (“BancGroup”) entered into a Stock Purchase Agreement, dated March 31, 2009, (the “Stock Purchase Agreement”) with investors led by Taylor Bean & Whitaker Mortgage Corp. (“TBW” and collectively the “Purchasers”) pursuant to which BancGroup would raise $300 million of additional capital. TBW and certain other Purchasers are customers of BancGroup’s subsidiary Colonial Bank. The Stock Purchase Agreement is subject to various closing conditions as follows:

•

The Purchasers shall have received satisfactory confirmation that the United States Treasury Department (the “U.S. Treasury”) will, immediately after BancGroup’s receipt of the purchase price, invest funds in BancGroup through the Capital Purchase Program in an amount equal to three percent (3%) of the risk weighted assets of BancGroup.

•	All necessary regulatory approvals must be obtained.

•	Colonial Bank shall have converted to a federal savings and loan association.

•	The Purchasers shall have received satisfactory approvals, clearances and/or waivers from the OTS as to the applicability of Regulation W.

•	No Material Adverse Effect has occurred to BancGroup.

•	The Purchasers shall have obtained satisfactory financing.

•	The Purchasers shall have satisfactorily completed their due diligence by April 30, 2009, and all purchasers shall have executed a joinder to the Stock Purchase Agreement by that date.

•	All of the representations and warranties made by BancGroup in the Stock Purchase Agreement shall be true and correct.

•	The Purchasers and BancGroup shall be satisfied that the transaction shall not result in a “change of control” of BancGroup for accounting purposes.

•

The Purchasers and BancGroup have the right to terminate the Stock Purchase Agreement if the Closing has not occurred by July 31, 2009, or if any of the above mentioned conditions have not been satisfied.

Under the terms of the Stock Purchase Agreement, BancGroup has agreed to issue 466,600 shares of Class A Preference Stock and 133,400 shares of Class B Preference Stock at a purchase price of $500 per share. The Class A Preference Shares will carry voting rights, on an as-converted basis with BancGroup’s common shareholders, whereas the Class B Preference Shares will have only limited protective voting rights. Each share of Preference Stock will be convertible into 1,000 shares of BancGroup’s common stock at the conversion ratio of $0.50 per share, subject to BancGroup obtaining shareholder approval or taking other necessary action. So long as the Class B Preference Shares are held by TBW or any of its affiliates, those shares shall not be convertible into common stock.

While the rules of the New York Stock Exchange (the “NYSE”) generally require shareholder approval prior to the issuance of securities representing 20% of the outstanding shares of a listed company, the NYSE provides an exception in cases where the delay involved in securing shareholder approval for the issuance would seriously jeopardize the financial viability of the listed company. In accordance with the NYSE rule providing that exception, the Audit Committee of BancGroup’s Board of Directors has expressly approved, and the full Board of Directors has concurred with, BancGroup’s reliance on the exception.

The Stock Purchase Agreement stipulates that BancGroup’s Board of Directors shall consist of fifteen directors. The Purchasers shall be entitled to select five representatives to BancGroup’s Board. Two of the Purchasers’ representatives shall also be appointed to the Executive Committee of the Board of Directors. Within 60 days of the Closing Date, the Board of Directors shall be composed of: (i) the Purchasers’ five representatives; (ii) five other continuing directors; and (iii) five other directors mutually agreeable to BancGroup and the Purchasers. The Purchasers shall also appoint the same representatives to the Colonial Bank Board of Directors, which shall consist of thirteen total directors. The Purchasers also have continuing representation rights on the BancGroup Board of Directors.

BancGroup agrees not to solicit competing offers, however, if within 30 days after the signing of the Stock Purchase Agreement an unsolicited proposal is received by BancGroup that BancGroup’s Board of Directors concludes in good faith is reasonably likely to result in a “Superior Proposal” as defined in the Stock Purchase Agreement, then the Board of Directors, pursuant to conditions stated in the Stock Purchase Agreement, may enter into an agreement with respect to such proposal. In that event, or if the Stock Purchase Agreement is terminated for certain other events, BancGroup will pay a termination fee of $10,000,000 to the Purchasers.

The Purchasers shall have preemptive rights on any future Qualified Offering of Covered Securities by BancGroup such that the Purchasers have the ability to prevent dilution of their ownership percentage in BancGroup.

For a period of one year after closing, without the prior written consent of BancGroup’s Board, each Purchaser will be restricted as to their ability to sell, transfer, pledge, convey or otherwise encumber shares representing more than 9.9% of the aggregate outstanding shares of BancGroup.

BancGroup has determined that this transaction shall not constitute a change in control under BancGroup’s employee benefit plans.

The Purchasers obtain the right to require BancGroup to register their shares for sale by them from time to time, commencing on or after the date that is 270 days after the Closing Date.

The description of the Stock Purchase Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Stock Purchase Agreement, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is incorporated herein by reference. Upon consummation of the transaction, BancGroup would issue and sell 466,600 shares of Class A Preference Stock and 133,400 share of Class B Preference Stock at a purchase price of $500 per share. The Preference Stock will be offered and sold to institutional and accredited investors in an offering that is exempt from the registration requirements of the Securities Act of 1933. Upon receipt of shareholder approval to increase the number of authorized shares of BancGroup’s common stock and to reduce the par value of BancGroup’s common stock to $0.01 per share, each share of Preference Stock will be convertible into 1,000 shares of BancGroup common stock. However, so long as the Class B Preference Shares are held by TBW or any of its affiliates, those shares shall not be convertible into BancGroup common stock.

Item 7.01 Regulation FD Disclosure

On March 31, 2009, BancGroup announced the signing of the definitive agreement with investors led by Taylor Bean & Whitaker to raise $300 million of additional capital. The press release is attached hereto as Exhibit 99.1.

Also on March 31, 2009, BancGroup’s Board of Directors determined that it was not in the best interest of BancGroup to proceed to a definitive agreement with SunTx Capital Partners pursuant to the previously announced non-binding letter of intent.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement by and among The Colonial BancGroup, Inc. and the Purchasers

99.1	Press release announcing the signing of a definitive agreement with investors led by Taylor Bean & Whitaker for a $300 million investment in The Colonial BancGroup, Inc.

This report includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “could,” “outlook,” “potential” “would” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries and its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	satisfaction of all conditions stated in the agreement with the Purchasers

•	losses to our loan portfolio are greater than estimated or expected;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	failure to receive final approval and actual funding from the U.S. Treasury Department’s Capital Purchase Program;

•	the impact of current economic conditions and the impact of our results of operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in securities markets;

•	acts of terrorism or war; and

•

details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system, are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By:	/s/ T. Brent Hicks
T. Brent Hicks Senior Vice President and Chief Accounting Officer

Date: April 1, 2009